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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-65742) and related Prospectus of NTL Communications Corp. and NTL Incorporated for the registration of $1,150,000,000 of their 6-3/4% Convertible Senior Notes due 2008 and shares of NTL Incorporated common stock and to the incorporation by reference therein of: (i) our report dated March 2, 2001, with respect to the consolidated financial statements and schedules of NTL Communications Corp. for the year ended December 31, 2001, included in its Current Report on Form 8-K/A dated May 4, 2001 and (ii) our report dated March 2, 2001, with respect to the consolidated financial statements and schedules of NTL Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
August 15, 2001